As filed with the Securities and Exchange Commission on November 3, 2016

Registration No. 333-196710

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

Registration Statement

UNDER

THE SECURITIES ACT OF 1933

Global Indemnity plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	98-0664891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

25/28 North Wall Quay Dublin 1, Ireland +353 (0) 49 4891407	Thomas M. McGeehan Chief Financial Officer c/o Global Indemnity Group, Inc. Three Bala Plaza East, Suite 300 Bala Cynwyd, PA 19004 USA (610) 664-1500
(Address of Principal Executive Offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Global Indemnity plc Share Incentive Plan

(Full Title of Plan)

Copies to:

Katharine A. Martin, Esq.

Bradley L. Finkelstein, Esq.

Lisa L. Stimmel, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California, 94304

Telephone: (650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Global Indemnity plc (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2014, File No. 333-196710 (the “Registration Statement”), with respect to the Registrant’s A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), thereby registered for offer or sale pursuant to the Registrant’s Share Incentive Plan (the “Plan”). A total of 2,000,000 Ordinary Shares were initially registered for issuance under the Registration Statement.

On March 16, 2015, the Registrant filed Registration Statement No. 333-202804 on Form S-3 (the “2015 Form S-3”) to register 2,000,000 Ordinary Shares that may be issued upon the exercise of certain outstanding equity awards held by participants in the Plan, and the Registrant intends to grant certain awards, including stock options, restricted stock, and other share-based awards as authorized by the Plan pursuant to the 2015 Form S-3. Any shares issued or issuable pursuant to the Plan, including shares issued pursuant to awards outstanding on March 16, 2015, are registered pursuant to the 2015 Form S-3. As a result, all of the shares registered under the Registration Statement are hereby deregistered.

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196710 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on the 3rd day of November, 2016.

GLOBAL INDEMNITY PLC

By:	/s/ Thomas McGeehan
	Name:	Thomas McGeehan
	Title:	Chief Financial Officer

******

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196710 and power of attorney have been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer (Principal Executive Officer) and Director	November 3, 2016
Name: Cynthia Y, Valko

/s/ Thomas M. McGeehan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2016
Name: Thomas M. McGeehan

*	Director and Chairman of the Board of Directors	November 3, 2016
Name: Saul A. Fox

*	Director	November 3, 2016
Name: Seth J. Gersch

*	Director	November 3, 2016
Name: John H. Howes

	Director	November 3, 2016
Name: Bruce Lederman

	Director	November 3, 2016
Name: Raphael de Balmann

	Director	November 3, 2016
Name: Joseph W. Brown

/s/ Thomas M. McGeehan
* Executed pursuant to the Power of Attorney granted in this Post-Effective Amendment.

SIGNATURE (AUTHORIZED U.S. REPRESENTATIVE)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196710 has been signed by the Authorized U.S. Representative on the date indicated:

Dated: November 3, 2016

Authorized U.S. Representative

By:	/s/ Thomas M. McGeehan
Name:	Thomas M. McGeehan
Title:	Authorized U.S. Representative